UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

_______________________

BERGIO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1338257
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Daniel Road East Fairfield, NJ	07004
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-150029

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, (the “Common Stock”) of Bergio International, Inc., a Delaware corporation (the “Company”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation and Bylaws of the Company, which are set forth as Exhibits 3.1 and 3.2 respectively, to this Registration Statement on Form 8-A and are incorporated herein by reference.

A description of the Common Stock of the Company is set forth under “Description of Securities” in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission on April 1, 2008 and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1

Articles of Incorporation of Bergio International, Inc. dated July 24, 2007 incorporated herein by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 1, 2008

3.2	Bylaws of Bergio International, Inc. dated July 24, 2007 incorporated herein by reference to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 1, 2008

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BERGIO INTERNATIONAL, INC.

Date: May 23, 2012
By:	/s/ Berge Abajian
Berge Abajian
Chief Executive Officer and Director

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